Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 30, 2011 in Amendment No. 3 to the Registration Statement on Form N-2 (No. 333-174117) and related Prospectus of Oaktree Finance, LLC dated February 10, 2012.

/s/ Ernst & Young LLP

Los Angeles, California
February 9, 2012